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                                                               EXHIBIT 21

               SUBSIDIARIES OF TRANS WORLD AIRLINES, INC.
               ------------------------------------------


1.   Ambassador Fuel Corporation
2.   Royal Ambassador Insurance Company
3.   Getaway Management Services, Inc.
4.   International Aviation Security, Inc.
5.   International Airport Services
6.   International Aviation Security Gesellschaft
7.   International Aviation Security Italia S.r.l.
8.   International Aviation Security Ltd.
9.   International Aviation Security (UK)
10.  International Aviation Security N.V.
11.  Mega Advertising, Inc.
12.  Northwest 112th Street Corp.
13.  Ozark Group, Inc.
14.  TWA Getaway Vacations, Inc.
15.  The Getaway Group (UK), Inc.
16.  The TWA Ambassadors Club, Inc.
17.  Transcontinental & Western Air, Inc.
18.  Trans World Computer Services, Inc.
19.  Trans World Express, Inc.
20.  Trans World Pars, Inc. <F1>
21.  TWA Aviation, Inc.
22.  TWA de Mexico S.A. de C.V.
23.  TWA Employee Services, Inc.
24.  TWA Group, Inc.
25.  TWA Nippon, Inc.
26.  TWA Standards & Controls, Inc.
27.  TWA-NY/NJ Gate Company, Inc.
28.  TWA-LAX Gate Company, Inc.
29.  TWA-San Francisco Gate Company, Inc.
30.  TWA-Logan Gate Company, Inc.
31.  TWA-D.C. Gate Company, Inc.
32.  TWA-Omnibus Gate Company, Inc.
33.  TWA-Hangar 12 Holding Company, Inc.
34.  LAX Holding Company, Inc.
35.  TWA Stock Holding Company, Inc.
36.  ConFin Inc.
37.  Constellation Finance LLC <F2>

[FN]
<F1>Holds 26% of Worldspan
<F2>Pursuant to Partnership Agreement ConFin is managing partner of this entity.  TWA is the limited partner.